As filed with the Securities and Exchange Commission on March 15, 2005

                Registration Nos. 33-44449, 33-49944, 33-64656, 33-80804, 333-01464,

333-39122, 333-51354, 333-61976, 333-61985 and 333-78153

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

EACH OF THE FOLLOWING REGISTRATION STATEMENTS:

FORM S-8 REGISTRATION STATEMENT NO. 33-44449

FORM S-8 REGISTRATION STATEMENT NO. 33-49944

FORM S-8 REGISTRATION STATEMENT NO. 33-64656

FORM S-8 REGISTRATION STATEMENT NO. 33-80804

FORM S-8 REGISTRATION STATEMENT NO. 333-01464

FORM S-8 REGISTRATION STATEMENT NO. 333-39122

FORM S-8 REGISTRATION STATEMENT NO. 333-51354

FORM S-8 REGISTRATION STATEMENT NO. 333-61976

FORM S-8 REGISTRATION STATEMENT NO. 333-61985

FORM S-8 REGISTRATION STATEMENT NO. 333-78153

UNDER

THE SECURITIES ACT OF 1933

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0295865
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15 Read’s Way, New Castle, Delaware 19720

(Address of Principal Executive Offices)

1986 Stock Option Plan	1993 Stock Option Agreement with Bruce
1991 Stock Option Plan	A. Edge
1991 Stock Option Plan for Directors	1993 Stock Option Agreement with
1993 Stock Option Agreement with	Thomas E. Williams
Bradley A. Yount	1994 Stock Option Plan
1993 Stock Option Agreement with	1996 Employee Stock Purchase Plan
B. Martha Cassidy	2001 Stock Option Plan for Directors

2001 Share Incentive Plan

(Full Titles of the Plans)

Brian P. Crescenzo

Chief Financial Officer

Applied Extrusion Technologies, Inc.

15 Read’s Way

New Castle, Delaware 19720

(Name and Address of Agent for Service)

(302) 326-5561

(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF UNSOLD SECURITIES

                Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued.  The 1986 Stock Option Plan, 1991 Stock Option Plan, 1991 Stock Option Plan for Directors, 1993 Stock Option Agreement with Bradley A. Yount, 1993 Stock Option Agreement with B. Martha Cassidy, 1993 Stock Option Agreement with Bruce A. Edge, 1993 Stock Option Agreement with Thomas E. Williams, 1994 Stock Option Plan, 1996 Employee Stock Purchase Plan, 2001 Stock Option Plan for Directors and 2001 Share Incentive Plan, pursuant to which the shares would have been issued, have either expired by their terms or have been terminated and no additional shares may be issued or sold under such plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Castle, the State of Delaware, on this 10th day of March, 2005.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ David N. Terhune
Name: David N. Terhune
Title: President, Chief Executive Officer, and Director

Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed below by the following persons in the capacities indicated.

Signature	Capacity	Date

/s/ David N. Terhune	Chief Executive Officer, President (Principal	March 10, 2005
David N. Terhune	Executive Officer) and Director

/s/ Brian P. Crescenzo	Treasurer and Chief Financial Officer	March 10, 2005
Brian P. Crescenzo	(Principal Financial and Accounting Officer)

/s/ Daniel J. Arbess	Director	March 10, 2005
Daniel J. Arbess

/s/ Jackson S. Craig	Director	March 10, 2005
Jackson S. Craig

/s/ Gene Davis	Director	March 10, 2005
Gene Davis

/s/ Michael A. Forrester	Director	March 10, 2005
Michael A. Forrester

/s/ Jack Knott	Director	March 10, 2005
Jack Knott

/s/ Nick W. Tell	Director	March 10, 2005
Nick W. Tell